Exhibit 10(k)

                        SUPPLY AND DISTRIBUTION AGREEMENT

     This Supply Agreement (this "Agreement") is made and entered into as of October 1, 1996, by and between SCREENSCAN SYSTEMS, INC., ("ScreenScan"); a Delaware corporation with principal office" at 26200 Town Center Drive, Suite 100, Novi, Michigan 48375 and DIVERSIFAX, INC. ("Purchaser"), a Delaware corporation with principal offices at 39 Stringham Ave., Valley Stream, NY 11580.

                                    RECITALS

     A. ScreenScan develops and manufactures devices capable of scanning microfilm images and printing the scanned image on a printer.

     B. Purchaser desires to purchase, and ScreenScan desires to sell, 1,000 such devices as identified in this Agreement. On the terms and conditions set forth in this Agreement, to be resold by Purchaser to Customers.

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, ScreenScan and Purchaser agree as follows:

     1. DEFINITIONS.

          1.1 "Customer" means an end user or a dealer or distributor to which Purchaser sells the Product.

          1.2 "Effective Date" means the date first written above.

          1.3 "Purchase Price" means US$2,500 per unit of the Product: sold by ScreenScan to Purchaser hereunder, subject to adjustment with respect to units in excess of 1,000 purchased hereunder as set forth in Section 4.1.

          1.4 "Purchaser" means Diversifax, Inc., a Delaware corporation.

          1.5 "Product" means the device labeled in ScreenScan's product literature as the model 100C Centronics interface scanner, or any similar scanner produced or marketed by ScreenScan which retrofits existing microfilm readers or reader/printers to perform scan and print functions only. "Product" shall not include any device manufactured or developed by ScreenScan for any other use or application, and specifically excludes scanning, and imaging devices or products.

          1.6 "ScreenScan" means ScreenScan Systems, Inc., a Delaware corporation.

          1.7 "Territory" means the continents of North America and South
America.
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     2. AGREEMENT TO SUPPLY AND PURCHASE.

          2.1 Units. Upon the terms and subject to the conditions of this Agreement, ScreenScan agrees to sell units of the Product to Purchaser, and Purchaser agrees to purchase units of the Product from ScreenScan. Purchaser shall purchase, and ScreenScan shall sell, a minimum of 1,000 units pursuant to this Agreement.

          2.2 Parts. During the term of this Agreement ScreenScan also agrees to sell to Purchaser (a) coinbox interfaces at a price of US$100 per item, factory installed, for the first 1,000 items, (b) additional screens for the price of US$225 per item for the first 1,000 items and (c) spare parts at prices established by ScreenScan from time to time, Prices specified in clauses (a) and
(b) of this Section 2.2 may be increased for items in excess of 1,000 in accordance with a formula set forth in Section 4.l(a) below.

     3. PURCHASE AND DELIVERY

          3.1 Schedule. The first 1,000 units of the Product sold and purchased hereunder shall be shipped under the one year period following the effective date bi-weekly shipments in accordance with Schedule 3.1 attached hereto. It shall not be necessary for Purchaser to issue purchase orders for such shipments. Subsequent units shall be shipped in accordance with Purchaser's purchase orders; provided, that no such purchase order shall contain any term or provision inconsistent or in conflict with the terms of this Agreement, and any such term shall be deemed to be null and void, absent the express written consent of ScreenScan to such term or provision.

     4. PAYMENT OF PURCHASE PRICE.

          4.1 Adjustment to Purchase Price.

          (a) With respect to units of the Product purchased hereunder in excess of 1,000, the Purchase Price may be increased once in each calendar year by an amount equal to the increase the United States Consumer Price Index, all urban consumers, published by the United States Department of Labor with respect to the calendar year most recently ended.

          (b) In addition, with respect to units of the Product purchased hereunder in excess of 1,000, to the extent that SceenScan is unable to procure production of the Product at a cost at or below US$1,500 per unit, the Purchase Price may be increased to an amount equal to the unit cost of the Product to ScreenScan plus US$1,000; provided, that in the event the Purchase Price exceeds US$2,500 (as adjusted pursuant to Section 4.1(a)), Purchaser shall not be obligated to accept delivery or purchase units.


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

          4.2   Time of Payment.

          (a) With respect to units shipped within 90 days after the Effective Date, it shall be a condition to ScreenScan's obligation to ship units that Purchaser shall have delivered the Purchase Price therefor to ScreenScan in immediately available funds. Upon execution of this agreement, Purchaser will deliver to SceenScan a check in payment of the first month's shipment described on Schedule 3.1 as well as postdated checks for the second and third month's shipments.

          (b) With respect to units shipped more than 90 days but within 180 days after the Effective Date, it shall be a condition to delivery of units that Purchaser shall have delivered Purchase Price therefor to SceenScan in immediately available funds.

          (c) With respect to units shipped more than 180 days after the Effective Date, Purchaser shall deliver the Purchase Price therefor units to ScreenScan in immediately available funds within thirty (30) days after delivery of the units.

     5. DELIVERY AND SHIPMENT.

          The Product in each shipment shall be shipped by ScreenScan F.O.B. the plant ln Schaan, Liechtenstein at which the Product is assembled. Costs of shipment and risk of goods in transit shall be the responsibility of Purchaser.

     6. EXCUSABLE DELAYS.

          Neither party shall be liable to the other for any delay in the purchase or sale of the Product or the performance of other obligations pursuant to the provisions hereof, or for any damages suffered by ScreenScan hereto by reason of such delay, when such delay is, directly or indirectly, caused by, or in any manner arises from, fires, floods, accidents, riots, acts of God, war, governmental interference or restrictions, strikes, labor difficulties, shortage of labor, fuel, power, material or supplies, transportation delays, or any other cause or causes, similar or dissimilar to the foregoing, beyond the reasonable control of such party.

     7. DISTRIBUTION BY PURCHASER

          7.1 Appointment of Purchaser.

          (a) ScreenScan appoints Purchaser as its exclusive distributor in the Territory for the promotion and sale of the Product and Purchaser accepts such appointment. It is agreed and understood that this appointment, and the exclusive nature thereof, relates only to the Product encompassing devices used to retrofit existing microfilm readers or reader/printers to enable them to scan and print displayed material.

          (b) No commission, royalty or other compensation shall be owing by Purchaser to ScreenScan on account of any sales of such units by Purchaser.

          (c) ScreenScan agrees that during the term of this Agreement it shall not appoint any other distributors or sales representatives to market or sell the Product to Customers nor shall


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

ScreenScan market or sell the Product to Customers. Purchaser agrees to assume the obligation of ScreenScan to provide units of the Product pursuant to the distribution arrangements existing with other parties on the Effective Date. Purchaser will pay to ScreenScan an amount equal to the positive difference, if any, between the per unit amount at which units of the Product are sold by Purchaser to such parties and US$2,500. Such payments shall be made promptly upon receipt of payment by Purchaser for all such units sold by it.

          (d) ScreenScan provision of devices performing the same functions as the Product, as supplier to an original equipment manufacturer ("OEM"), to be incorporated into OEM products, shall not be a violation of the exclusivity provisions of this Section 7.1 or any other provision of this Agreement, so long as ScreenScan first enters into an agreement or arrangement to supply devices for such purposes within two years after the Effective Date. If no such agreement or arrangement is entered or established within such period, the exclusivity of Purchaser's appointment (subject to Section 7.1 (e)) shall be deemed to include any application of the Product limited to scanning and printing, whether incorporated into OEM products or otherwise. In the event ScreenScan enters into any arrangement for the provision of devices as OEM equipment, then during the term of this Agreement ScreenScan shall provide to Purchaser an opportunity to purchase OEM products which incorporate the devices and whose application is limited to scan and print functions, at a cost equal to the cost paid by ScreenScan to acquire such products from the OEM, ScreenScan shall use its reasonable efforts to negotiate such cost so that it is not materially higher than the price paid by the OEM's distributors at similar purchase volumes.

          (e) The exclusivity of Purchasers' appointment hereunder may be terminated by ScreenScan, in its sole discretion for any reason or no reason, upon not less than five days' prior written notice to Purchaser if (i) Purchaser fails to take delivery of units of Product during any calendar quarter in accordance with the schedule set forth in Schedule 3.1 and does not, by the end of the subsequent calendar quarter, cure such failure and take delivery of such units as well as the units scheduled for deliver in such subsequent quarter; or
(ii) Purchaser fails to pay for units of the Product delivered hereunder in accordance with the provisions of this Agreement. This Section shall not limit the right of ScreenScan to terminate this Agreement and Purchaser's appointment hereunder in accordance with Section 12.1.

          (f) The provisions of this Section 7.1 apply only to the Product for applications limited to retrofitting microfilm readers or reader/printers for scanning and printing and do not apply to any other product designed, manufactured or sold by ScreenScan. Without limiting the foregoing, products capable of scanning and imaging are not covered by Purchaser's appointment and are not within the scope of this Agreement.

          7.2 Purchaser's Obligations. Purchaser shall acquire and devote such time, capital, and personnel as required to continuously promote and to maximize the sale of the Product in a commercially reasonable manner and to maintain the business reputation of ScreenScan and its products, including the provision of appropriate service and technical support.

          7.3 Use of Name. In connection with its activities in marketing the units pursuant to the authority granted in Section 7.1, ScreenScan hereby licenses Purchaser during the term of this Agreement to market the units under the name "ScreenScan." This license shall include the right to affix identification to the units identifying them as ScreenScan products, to refer to the name


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

"ScreenScan" in product or promotional literature used for the purpose of marketing the units and to refer to Purchaser as an authorized ScreenScan distributor of the Product. Purchaser shall not be entitled to use the name "ScreenScan" or any other confusingly similar name for any other purpose.

          7.4 Non-Competition. During the term of this Agreement, and for a period of two years after the termination or expiration hereof for any reason other than a breach or default by Seller of its obligations under this Agreement, Purchaser will not, and will not permit any corporate affiliate to, directly or indirectly (i) market or sell in the Territory any product or device which has the primary function or application of scanning and printing microfilm images or (ii) engage in, manage, operate, be connected with or acquire any interest in, as a consultant, advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender or otherwise, any business engaged in any such activity. The parties hereto agree that the duration and geographic scope of the non-competition provisions set forth in this Section 7.4 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest geographic area that would not render it unenforceable. Purchasers agrees that damages are an inadequate remedy for any breach of the provisions of this
Section 7.4 and that ScreenScan shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision. If Purchaser shall violate this Section 7.4, the duration of the prohibitions contained herein automatically shall be extended for a period equal to the period during which Purchaser shall have been in violation. The covenants contained in this
Section 7.4 are deemed to be material and ScreenScan is entering into this Agreement relying on such covenants.

     8. PRODUCT CHARACTERISTICS.

          8.1 Limitation on Number of Scans. Each unit of the Product will contain a scan chip which will enable the unit to make no more than 100,000 scans. ScreenScan will make available to Purchaser, for resale to Customers, scan chips to enable units to make up to 200,000 additional scans. Such chips shall be made available at a price of US$250 per item for the first 1,000 items and may be increased for items in excess of 1,000 in accordance with the formula set forth in Section 4.1(a) above.

          8.2 Product Changes.

          (a) ScreenScan reserves the right to modify the design or manufacturing process of the Product during the term of this Agreement. This Agreement shall cover the sale of the Product as it may be modified, altered, improved, or otherwise changed; provided that no such modification shall impair the functionality of the Product nor impose upon Purchaser the obligation to pay any amount in excess of the Purchase Price for the units purchased. Purchaser agrees and acknowledges that ScreenScan may develop, produce or market other scanning machines with additional features, functions or capabilities nor present in the Product, and that Purchaser's obligations hereunder will not be affected by any such event or occurrence, notwithstanding that no upgrade or improvement is made to the Product; provided, that during the term of this Agreement no product or device whose functions are limited to scanning and printing shall be sold or marketed within the Territory except pursuant to the exclusive appointment of Purchaser under Section 7.1.


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

          (b) Without the written consent of ScreenScan, Purchaser shall make no modifications, changes or alterations to any unit of the Product before or after the sale of same to a Customer; provided that ScreenScan will not unreasonably withhold its consent to any proposed modification so long as the function of the Product after such modification remains limited to scanning and printing. Purchaser acknowledges that this restriction is necessary for the protection of the business reputation of ScreenScan and for compliance with laws regulating the use of intellectual property, and that in the event of any violation of this section by Purchaser, ScreenScan shall be entitled to an injunction or other equitable relief to enjoin or prevent such violation; which shall be in addition to any other remedies which ScreenScan may have.

          (c) Purchaser agrees that no upgrades will be made to any units except by ScreenScan. Purchaser will immediately notify ScreenScan if it becomes aware that any other person or entity has caused or attempted to cause any upgrade to be made to any unit and will indemnify ScreenScan for any damages or loss arising from its failure to so notify ScreenScan.

     9. WARRANTY.

          9.1 Warranty. ScreenScan hereby warrants that each unit of the Product supplied to Purchaser at the time of shipment shall be of good workmanship and material and free from defects and shall conform to the specifications applicable thereto (as the same may be modified from time to time). The warranty set forth herewith, is made to Purchaser and the initial Customer only and is not transferable. This warranty is in lieu of all other warranties, expressed or implied. This warranty shall not apply to any Product which has been subjected to misuse; improper modification, assembly, installation, repair, or alteration, improper shipping or transport; or neglect, accident, inundations, fire or operation outside its published maximum rating, unless same shall occur while the Product is under the physical possession and control of ScreenScan.

     SCREENSCAN MAKES NO WARRANTIES REGARDING THE PRODUCT, OR ANY PORTION THEREOF, MANUFACTURED BY IT OR OTHERS (INCLUDING WITHOUT LIMITATION WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) EITHER EXPRESS OR IMPLIED, EXCEPT AS PROVIDED HEREIN.

          9.2 Breach of Warranty. ScreenScan's liability under the warranty set forth in Section 9.1 is limited to replacing or repairing, at ScreenScan's option, any unit of the Product found to be defective in such respect prior to the earlier of one year after sale to the original Customer or such time as the unit shall have performed 100,000 scans.

     10. PRODUCTS LIABILITY; COOPERATION; INDEMNITY.

          10.1 Products Liability. Should any claim be made against either Purchaser or ScreenScan alleging that personal injury or property damage to a nonparty to this Agreement was caused by an alleged breach of the warranty set forth in Section 9.1, regardless of whether such claim is based upon strict liability, implied warranty, negligence, warranty, or otherwise, ScreenScan and Purchaser will provide to the other party prompt notice of such claim and every formal claim document received by either of them relating to such claim.


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

          10.2 Cooperation. With respect to any such claim as described in
Section 10.1 which may relate to the Product, ScreenScan and Purchaser agree to communicate and cooperate with each other and, if necessary, any appropriate insurance carrier, to the extent possible in the defence of the claim. ScreenScan and Purchaser will make available to each other the services of knowledgeable personnel and information necessary to the defense of the claim. During the pendency of any lawsuit involving such a claim, ScreenScan and Purchaser will not take any adverse action including third party claims or cross-claims, against each other.

          10.3 Indemnification. ScreenScan shall defend, indemnify and hold harmless Purchaser for all fees and expenses, including but not limited to, reasonable attorneys' fees and costs, consulting expert fees, settlements and judgments, incurred because of an allegation by a Customer or third party that the Product failed to comply with the warranty set forth in Section 9.1. Each party shall retain the right to conduct its own defense of the case. ScreenScan does not agree to indemnify Purchaser for a claim that the Product was improperly installed by Purchaser. If it cannot be determined whether a settlement or judgment was based on an alleged breach of the warranty set forth in Section 9.1, then either party may submit the matter to the binding arbitration procedure described ln Section 9.1 in order to determine the relative percentage that such alleged breach of warranty caused the personal injury or property damage.

     11. INTELLECTUAL PROPERTY

          11.1 Representation. ScreenScan has the right to cause the manufacture and sale of the Product, and to license Purchaser to market and sell the Product, free and clear of all claims, restriction, patents, trade secrets and intellectual property rights which in any way might impair its right to the design, manufacture or sale of the Product. ScreenScan has received no notice of, and has no knowledge of any basis for, any claim that the Product infringes on any patent, trademark, trade name, copyright or other property right of a third party.

          11.2 Patent Indemnification. ScreenScan shall defend, indemnify and hold harmless Purchaser for fees and expenses, including but not limited to, reasonable attorney's fees and costs, consulting expert fees, settlements and judgments, incurred by Purchaser because of an alleged breach of the representations set forth in Section 11.1.

     12. TERM AND TERMINATION.

          This Agreement shall become effective as of the Effective Date and shall terminate upon the first anniversary of the Effective Date, except that this Agreement may be terminated prior to the fifth anniversary of the Effective Date as follows:

          12.1 Failure to Purchase. By ScreenScan upon not less than five days' prior written notice to Purchaser if Purchaser fails to take delivery of units of Product during any calendar quarter in accordance with the schedule set forth in Schedule 3.1 and does not, by the end of the subsequent calendar quarter, cure such failure and take delivery of such units as well as the units scheduled for delivery in such subsequent quarter. ScreenScan shall give written notice of termination. This Section 12.1 shall not prevent ScreenScan from terminating the exclusivity of Purchaser's appointment upon such occurrence as set forth in
Section 7.1(e), it being understood that the provisions of Section 7.1(e) and this Section 12.1 are cumulative.


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

          12.2 Default. By either party upon giving written notice to the other party if the other party is otherwise in default hereunder and such default is not cured within sixty (60) days of written notice of such default. In the event this Agreement is terminated pursuant to this Section 12.2, the non-defaulting party may pursue any legal or equitable remedies which it may possess under applicable law.

          12.3 Bankruptcy, Insolvency, etc. By either party upon the appointment of a receiver for any property of the other party, the commission of any act of bankruptcy, the initiation of any bankruptcy, insolvency, reorganization, or other debtor-relief proceeding by or against the other party, or the insolvency of such other party.

          12.4 Patent Infringement. By either party upon not less than thirty
(30) days' prior written notice to the other party in the event the parties are unable to manufacture or sell the Product without infringing any third party's patent.

          12.5 Dicontinuence. By ScreenScan upon not less than ninety (90) days' prior written notice to Purchaser if, subsequent to the delivery of the initial 1,000 units of the Product to be sold and purchased hereunder. ScreenScan should determine to discontinue production of the Product. If ScreenScan shall deliver such a notice and Purchaser is not otherwise in default hereunder, ScreenScan and Purchaser shall negotiate a license agreement under which Purchaser is granted an exclusive license to produce a product whose function is limited to scanning and printing, using ScreenScan's technology and manufacturing processes applicable to the Product, in return for payment by Purchaser to ScreenScan of a royalty or other compensation equal to US$1,000 per unit produced, increased annually in the manner set forth in Section 4.1. Such agreement shall provide for a term of five years with automatic one-year renewals absent notice of termination from either party.

          12.6 No Waiver. No failure of any party to exercise a right of termination pursuant to this Article 12 shall be deemed a waiver of such right of termination absent a written waiver signed by such party. No written waiver shall be deemed to constitute a waiver of any subsequent occurrence giving rise to a right to terminate unless such written waiver expressly so states.

          12.7 Notice Delivery. Notwithstanding the provisions of Section 17, any notice of termination or default to be delivered hereunder shall be delivered by certified mail, return receipt requested, with postage thereon prepaid.

     13. CONFIDENTIAL OBLIGATIONS.

          Each party shall safeguard, preserve and maintain the confidential nature of all know-how, trade secrets and other confidential information disclosed to it as such by the other party pursuant to this Agreement, and shall otherwise treat all such information in the same manner as it would treat its own valuable, confidential and proprietary information of like importance. Neither party shall use any such information, nor disclose or permit disclosure of any such information to any third party or parties, except as expressly provided in this Agreement; provided, however, that the party receiving such information may use or disclose information that (a) was already in its possession, without restriction as to further disclosure or use, as of the date first written above; (b) has entered the public domain through no fault of the receiving party; (c) has been disclosed to it by a third party entitled to disclose the information; or (d) has been developed by the receiving party independently of any


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information disclosed to it pursuant to this Agreement or otherwise in connection with its relationship with the other party.

     14. EFFECT OF TERMINATION.

          Termination of this Agreement shall not extinguish debts and other obligations created or arising between the parties by virtue of this Agreement or by virtue of contracts entered into hereunder before the date of termination. Without limiting the generality of the foregoing, upon termination of this Agreement, (a) Purchaser shall not be relieved of its obligations to pay for Product received by Purchaser or shipped by ScreenScan before the effective date of termination, (b) ScreenScan shall be obligated to complete all shipments scheduled to be made before the effective date of termination and (c) the parties shall not be relieved of their respective obligations pursuant to
Section 7.4, 8, 9, 10, 11 and 13. Termination will terminate the obligation of ScreenScan to sell, and the obligation of Purchaser to purchase, units which have not been shipped, provided, that nothing herein shall relieve any party for liability for any breach of this Agreement; provided further, that after completion of the purchase and sale of 1,000 units hereunder, ScreenScan's sole remedies for the failure of Purchaser to accept or pay for units in accordance with the Schedule set forth in Section 3.1 shall be to terminate this Agreement in accordance with the provisions hereof and to collect payments owing for units delivered prior to termination (but ScreenScan shall remain entitled to enforce Purchaser's continuing obligations pursuant to Sections 7.4, 8, 9, 10, 11 and
13).

     15. REPRESENTATIONS AND WARRANTIES.

          Each party represents and warrants to the other as follows:

          15.1 Power and Authority. It is a corporation duly incorporated and validly subsisting under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          15.2 Authorization. The execution and delivery of this Agreement by it and the performance of its obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement constitutes its valid and binding agreement, enforceable in accordance with its terms.

          15.3 No Violation. The execution and delivery of this Agreement by it and the performance of its obligations hereunder do not and will nor constitute a violation of any agreement to which it is a party or any judgment, order or decree by which it is bound.

     16. SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto; provided that neither party shall have the right to assign any of its rights under this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld); and provided, further, that neither ScreenScan nor Purchaser shall be relieved of their respective obligations hereunder upon any assignment, whether voluntary or by operation of law, of their rights under this Agreement. Notwithstanding the foregoing, either party shall have the right, without the prior written consent of the other, to assign its rights and

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obligations under this Agreement to an affiliate or subsidiary of such party, provided that no such assignment shall relieve the assigning party of its obligations hereunder in the event of any breach or failure to observe such obligations by the assignee.

     17. NOTICES.

          Any and all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (except as otherwise provided in Article 12) (i) when delivered personally, or (ii) if mailed, when actually received, or (iii) when transmitted, if transmitted by fax to the fax numbers given below and confirmed by letter to the addresses set forth below, or to such other addresses as either party may direct by notice given in accordance with this section.

     Notices to ScreenScan:  ScreenScan Systems, Inc.
                             26200 Town Center Drive, Suite 100
                             Novi, Michigan 48375 ("Purchaser"),
                             Fax: (810) 380-6464
                             Attn: Ernst F. Seyr, President

     Notices to Purchaser:   Diversifax, Inc.
                             39 Stringham Ave.
                             Valley Stream, NY 11580
                             Fax: (516) 872-0904
                             Attn: Dr. Irwin A. Horowitz, President

     18. TRAINING.

          ScreenScan agrees to provide training regarding the product to up to four employees designated by Purchaser at the facilities of ScreenScan's parent company, Nanomach AG, in Liechtenstein, for a period of up to two weeks. Such training shall be provided free of charge but Purchaser shall be responsible for all other costs relating to such training, including travel, lodging and meals for such trainees. Training shall begin subsequent to delivery of the initial payment for the units of the product scheduled in the first quarterly period as set forth on Exhibit 3.1.

     19. SALE OF OTHER PRODUCTS.

          ScreenScan agrees that during the term of this Agreement it shall extend to Purchaser "best dealer" conditions for the purchase of ScreenScan's model 3500 product or any replacement thereof, pursuant to which it shall sell units thereof to Purchaser on terms no less favorable than that provided other dealers purchasing comparable volumes of the product.

     20. GOVERNING LAW.

          This Agreement shall be governed by the internal laws of the State of Michigan without regard to any choice of law principles which would require the application of the law of any other jurisdiction.


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     21. ARBITRATION OF DISPUTES.

          All disputes arising between the parties relating to this Agreement shall be settled by arbitration, in accordance with the Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration proceedings shall be invoked upon the written notice of either party delivered to the other party pursuant to the notice provisions herein (the "Dispute Notice"). The place of arbitration shall be Detroit, Michigan.

     22. ENTIRE AGREEMENT.

          This Agreement incorporates the complete and entire Agreement between ScreenScan and Purchaser with reference to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, arrangements, representations or warranties, express or implied, relating thereto between the parties. No modification or amendment of this Agreement shall be binding upon the parties unless executed in writing by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                        SCREENSCAN SYSTEMS, INC., a Delaware corporation

                        By: /s/ Ernst Seyr
                           ---------------------------------------------
                        Its: President
                            --------------------------------------------
                        DIVERSIFAX, INC., a Delaware corporation

                        By: /s/ Irwin A. Horowitz
                           ---------------------------------------------
                        Its: President
                            --------------------------------------------


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